Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 30, 2015, in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-199113) and related Prospectus of Costamare Partners LP for the registration of its common units.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

June 26, 2015